UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

DEPOMED, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP
STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
GAVIN T. MOLINELLI
PATRICK SULLIVAN
JAMES P. FOGARTY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying request card with the Securities and Exchange Commission ("SEC") to be used to solicit requests for the calling of a special meeting of shareholders of Depomed, Inc., a California corporation.

On April 15, 2016, Starboard issued the following press release:

STARBOARD COMMENTS ON DEPOMED'S DECISION TO WITHDRAW ITS REINCORPORATION PROPOSAL

Convinced that Meaningful Change Is Needed to Ensure the Company Is Acting In the Best Interest of All Shareholders

Determined to Continue its Current Process to Call a Special Meeting to Remove and Replace Current Board Members

NEW YORK, April 15, 2016 /PRNewswire/ -- Starboard Value LP (together with its affiliates, "Starboard"), one of the largest shareholders of Depomed, Inc. (NASDAQ: DEPO) with an ownership interest in approximately 9.9% of Depomed's outstanding shares, issued a statement today in response to Depomed's announcement yesterday that it has withdrawn its proposed reincorporation of the Company from California to Delaware that was included in its preliminary proxy statement for the upcoming 2016 Annual Meeting.

"We read with great interest Depomed's announcement yesterday that it has decided to withdraw its Delaware Reincorporation Proposal that was purposefully designed to entrench the Board.  We remain highly concerned by Depomed's continued apparent willingness to mislead shareholders about its true intentions with regard to the Reincorporation Proposal.  To be abundantly clear, the Reincorporation Proposal was an attempt by the Depomed Board to further suppress shareholder rights under the guise of a benign Delaware reincorporation.

After we highlighted Depomed's true, hidden agenda, with many of the material provisions buried in two appendices, the Board realized that it had no choice but to abandon its Reincorporation Proposal.  Yet, in its announcement yesterday, rather than be forthright about its reasons for withdrawing the Proposal, Depomed alluded to removing the Proposal only to avoid 'a costly and distracting proxy contest'.  To insinuate that the reason it withdrew the Reincorporation Proposal was to avoid a proxy contest is completely disingenuous.

Based upon the Board's actions over the past year, and reinforced by this recent, entrenchment attempt, we remain convinced that meaningful Board change is required at Depomed.  We acquired our position in Depomed because we believe that the Company is substantially undervalued and opportunities exist to create significant value for shareholders.  There has been no change to our intention to vigorously continue our pursuit of replacing the existing Board with a slate of experienced, diverse, and independent director candidates that we believe will better serve the Company and better protect the rights and best interests of all shareholders. We look forward to sharing more details with shareholders in the coming weeks regarding our views on the Company and opportunities for value creation."

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:
Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), intends to file a preliminary proxy statement and accompanying request card with the Securities and Exchange Commission ("SEC") to be used to solicit requests for the calling of a special meeting of shareholders of Depomed, Inc., a California corporation (the "Company").

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Starboard Value LP, Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP"), Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co"), Starboard Principal Co GP LLC ("Principal GP"), Starboard Value R LP ("Starboard R LP"), Starboard Value R GP LLC ("Starboard R GP"), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Gavin T. Molinelli, Patrick Sullivan, and James P. Fogarty.

As of the date hereof, Starboard V&O Fund directly owns 4,636,387 shares of Common Stock, no par value, of the Company (the "Common Stock"). As of the date hereof, Starboard S LLC directly owns  548,714 shares of Common Stock. As of the date hereof, Starboard C LP directly owns 304,821 shares of Common Stock. Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 304,821 shares of Common Stock directly owned by Starboard C LP. Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 304,821 shares of Common Stock directly owned by Starboard C LP. As of the date hereof, 525,078 shares of Common Stock were held in an account managed by Starboard Value LP (the "Starboard Value LP Account"). Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard C LP and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 6,015,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC and Starboard C LP and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the 6,015,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC and Starboard C LP and held in the Starboard Value LP Account.

As of the date hereof, Messrs. Molinelli and Sullivan do not, themselves, own any shares of Common Stock. As of the date hereof, Mr. Fogarty, himself, owns 16,450 shares of Common Stock.